UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2006

HOVNANIAN ENTERPRISES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-8551	22-1851059
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation)		Identification No.)

110 West Front Street
Red Bank, New Jersey 07701

(Address of Principal Executive Offices) (Zip Code)

(732) 747-7800

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since  Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.              Other Events.

On June 5, 2006, K. Hovnanian Enterprises, Inc. (“K. Hovnanian”), Hovnanian Enterprises, Inc. (the “Company”) and the Company’s subsidiary registrants (the “Subsidiary Registrants”) filed a Registration Statement on Form S-3, File No. 333-134721, with the Securities and Exchange Commission (the “Commission”) relating to the public offering, pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), of up to $350,000,000 aggregate principal amount of Senior Notes. The Registration Statement became effective under the Securities Act automatically upon filing with the Commission

On June 5, 2006, K. Hovnanian, the Company and the Subsidiary Registrants entered into an Underwriting Agreement, dated such date (the “Underwriting Agreement”), with J.P. Morgan Securities Inc., Banc of America Securities LLC, Citigroup Global Markets Inc. and Credit Suisse Securities (USA) LLC, as representatives of the other several underwriters named therein (collectively, the “Underwriters”), with respect to the offer and sale by K. Hovnanian and the purchase by the Underwriters of $250 million aggregate principal amount of 8⅝% Senior Notes due 2017 of K. Hovnanian (the “Notes”) guaranteed by the Company and the Subsidiary Registrants. The Underwriting Agreement is being filed as Exhibit 1.1 hereto.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 1.1

Underwriting Agreement, dated June 5, 2006, among K. Hovnanian Enterprises, Inc., Hovnanian Enterprises, Inc., the Subsidiary Registrants and J.P. Morgan Securities Inc., Banc of America Securities LLC, Citigroup Global Markets Inc. and Credit Suisse Securities (USA) LLC, as representatives of the several Underwriters named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOVNANIAN ENTERPRISES, INC.
(Registrant)

By:	/s/ Peter S. Reinhart
Name: Peter S. Reinhart
Title: Senior Vice President and General Counsel

Date:  June 9, 2006

INDEX TO EXHIBITS

Exhibit Number	Exhibit

Exhibit 1.1

Underwriting Agreement, dated June 5, 2006, among K. Hovnanian Enterprises, Inc., Hovnanian Enterprises, Inc., the Subsidiary Registrants and J.P. Morgan Securities Inc., Banc of America Securities LLC, Citigroup Global Markets Inc. and Credit Suisse Securities (USA) LLC, as representatives of the several Underwriters named therein.